Exhibit 32.1

CERTIFICATION
PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the accompanying Quarterly Report on Form 10-Q of Movie Trailer Galaxy, Inc., for the period ended February 29, 2012, I, Stephanie Wyss, Principal Executive Officer and Principal Financial Officer of Movie Trailer Galaxy, Inc., Inc., hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

1. Such Quarterly Report on Form 10-Q for the period ended February 29, 2012, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in such Quarterly Report on Form 10-Q for the period ended February 29, 2012, fairly represents in all material respects, the financial condition and results of operations of Movie Trailer Galaxy, Inc.

Date: April 13, 2012	By:	/s/ Stephanie Wyss
Stephanie Wyss, President
(Duly authorized officer, Principal Executive Officer and Principal Financial Officer)